Exhibit 99.1

Insulet Reports Third Quarter 2018 Revenue of $151.1 Million, Up 24% Year-Over-Year, and Gross Margin Over 67%, Up 700 Basis Points

Achieved Both Positive Operating and Net Income for the First Time in Insulet's History

BILLERICA, Mass.--(BUSINESS WIRE)--November 1, 2018--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months ended September 30, 2018.

Third Quarter Financial Highlights:

  Third quarter revenue of $151.1 million, up 24%, compared to revenue of $121.8 million in the prior year, and guidance of $144.5 to $151.5 million
    U.S. Omnipod revenue of $82.0 million, an increase of 17%
    International Omnipod revenue of $50.2 million, an increase of 55%
    Drug Delivery revenue of $18.9 million, a decrease of 2%
  Gross margin of 67.5%, up 700 basis points
  Operating income of $6.9 million compared to $2.0 million in the prior year
  Net income of $1.7 million, or $0.03 per share, compared to a net loss of $2.2 million, or ($0.04) per share, in the prior year.

"Our team’s ongoing commitment to operational excellence and our expanding opportunities for growth are demonstrated in our strong third quarter performance," said Patrick Sullivan, Chairman and Chief Executive Officer. "We grew revenue 24%, achieved gross margin expansion of 700 basis points and generated both positive operating and net income for the first time in Insulet’s history. We gained traction through the quarter in our direct European operations, successfully launched the limited commercial release of our next-generation Omnipod DASH system and made great progress in both our market access initiatives and the build out of our U.S. manufacturing facility."

Shacey Petrovic, President and Chief Operating Officer, added, "We are very pleased with our results to date in 2018 and our team continues to drive the business forward. We remain on track to achieve both positive operating income in 2018 and our 2021 revenue and gross margin targets. Looking ahead, we are confident our innovation, commercial and operational initiatives are setting a strong foundation to deliver many more years of growth and value for Insulet shareholders."

2018 Outlook:

  For the year ending December 31, 2018, the Company now expects a revenue range of $558 to $563 million, representing growth of approximately 20% to 21% (previously $547 to $562 million), compared to 2017 revenue of $463.8 million.
  For the quarter ending December 31, 2018, the Company now expects a revenue range of $159 to $164 million, representing growth of approximately 22% to 26% (previously $154.5 to $162.5 million), compared to fourth quarter 2017 revenue of $130.5 million.

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on November 1, 2018 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 6887887.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod, by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across multiple therapeutic areas. Founded in 2000, more than 140,000 users across the globe rely on Insulet’s Omnipod Insulin Management System to bring simplicity and freedom to their lives.

On July 1, Insulet assumed direct operations of its Omnipod Insulin Management System product line in Europe, including sales, marketing, training and customer support activities. This allows Insulet to be closer to the diabetes community and identify opportunities to support European customer needs over the long-term, as Insulet does in the United States and Canada.

For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statement:

The 2018 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-Q for the quarter ended September 30, 2018. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product platform, the Omnipod System; risks associated with the Company’s ability to design, develop, manufacture and commercialize future products; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet’s inability to effectively operate the Company's business in Europe following the expiration of its distribution agreement with its European distributor on June 30, 2018; Brexit; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations; the potential violation of international, federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information or other protected personal information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of substantially all of Insulet's manufacturing operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2018 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited) (In thousands, except per share data)	2018	2017	2018	2017
Revenue	$151,076	$121,775	$398,916	$333,244
Cost of revenue	49,107	48,151	139,060	135,583
Gross profit	101,969	73,624	259,856	197,661
Operating expenses:
Research and development	21,762	20,141	60,092	55,670
Sales and marketing	34,922	28,718	102,660	86,288
General and administrative	38,420	22,718	85,914	62,322
Total operating expenses	95,104	71,577	248,666	204,280
Operating income (loss)	6,865	2,047	11,190	(6,619)
Interest expense and other, net	5,012	4,153	16,852	13,034
Income (loss) before income taxes	1,853	(2,106)	(5,662)	(19,653)
Income tax expense	194	121	939	318
Net income (loss)	$1,659	$(2,227)	$(6,601)	$(19,971)
Net income (loss) per share:
Basic	$0.03	$(0.04)	$(0.11)	$(0.34)
Diluted	$0.03	$(0.04)	$(0.11)	$(0.34)
Basic weighted-average number of shares outstanding	59,017	58,100	58,780	57,925
Diluted weighted-average number of shares outstanding	61,146	58,100	58,780	57,925

INSULET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands)	September 30, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and short-term investments	$289,844	$440,056
Accounts receivable and unbilled receivable	79,913	53,373
Inventories	58,050	33,793
Prepaid expenses and other current assets	17,905	9,949
Total current assets	445,712	537,171
Long-term investments	145,539	125,549
Property and equipment, net	229,433	107,864
Goodwill and intangible assets, net	47,565	44,191
Other assets	18,057	1,969
Total assets	$886,306	$816,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$26,845	$24,413
Accrued expenses and other current liabilities	70,379	61,612
Total current liabilities	97,224	86,025
Convertible debt, net	584,485	566,173
Other long-term liabilities	6,668	6,030
Total liabilities	688,377	658,228
Stockholders’ Equity	197,929	158,516
Total liabilities and stockholders’ equity	$886,306	$816,744

CONTACT:
Investor Relations and Media Contact:
Insulet Corporation
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com